UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 12, 2012

Jingwei International Limited
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-122557	20-1970137
(Commission File Number)	(IRS Employer Identification No.)

Room 701-702, Building 14, Keji C. Rd., 2nd, Software Park
 Nanshan District,
Shenzhen, PRC 518057

(Address of principal executive offices and zip code)

+ 86-0755-83437888

(Registrant’s telephone number including area code)

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2012, Mr. Yong Xu resigned from his position as Chief Financial Officer of Jingwei International Limited (the "Company"), effective January 13, 2012. Mr. Xu’s resignation is not in connection with any known disagreement with the Company on any matter.

The Company is in the process of searching for a suitable candidate to serve as the Company's CFO following Mr. Xu's departure. Until a permanent replacement is officially named, Ms. Li Suwen, CPA, who is the Company’s Financial Controller, will serve as interim Chief Financial Officer and manage daily financial operations, supported by the Company's established accounting and finance team. Ms. Cao Wei, Director of Investor Relations and Corporate Secretary will continue to manage the Company's investor relations activities. Mr. Yong Xu has agreed to serve as an advisor to the Company during this transition period.

The Company's press release regarding Mr. Yong Xu's resignation is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description

99.1	Press Release dated January 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JINGWEI INTERNATIONAL LIMITED

	By:	/s/ George Du
	Name:	George (Jianguo) Du
	Title:	Chairman and CEO
Dated: January 12, 2012